UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 2, 2014
(Date of Earliest Event Reported)

PANACHE BEVERAGE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52670	20-2089854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Fifth Avenue, 3rd Floor
New York, NY 10011
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 480-7479

____________________________________
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 18, 2014, in connection with that certain Loan Agreement, dated as of February 14, 2013, by and among Consilium Corporate Recovery Master Fund, Ltd. (“Consilium”), Wodka, LLC (“Wodka”) and Panache, LLC” (Panache”), and the ancillary promissory note and related loan documents related thereto (collectively, the “Wodka Loan Agreement”), we received written notice from Consilium (the “Default Notice”) of an event of default under the Loan Agreement in connection with a missed quarterly payment of interest of $62,533,33. On July 2, 2014, the cure period for remedying this event of default expired without payment. The aggregate principal amount due under the Loan Agreement as of the date hereof is $1,400,000.

The Loan Agreement provides that upon the occurrence of an event of default, among other things, all obligations of the Company owed to Consilium will bear the interest at the default rate of 17% per annum while such defaults exist and the Company is required to pay Consilium a late fee of 5% of any monthly installment of principal, interest and/or fees and expenses. In addition, upon the election of Consilium, all obligations under the Loan Agreement may become immediately due and payable.

Pursuant to the Default Notice, Consilium has stated that it has certain rights and remedies available to it under the Loan Agreement which it has not waived and that it expressly reserves all of its rights under the Loan Agreement, including, but not limited to, the right to assert the existence of an Event of Default (as defined in the Loan Agreement); to declare all obligation due under the Loan Agreement immediately due and payable, to commence any legal or other action to collect any of the obligations owed Consilium or foreclose or otherwise realize on the collateral secured under the Loan Agreement. Consilium has agreed that is not at this time seeking to charge the default interest rate or late fee on the outstanding obligations and that it does not currently intend to exercise any other rights and remedies available to it at this time.

Pursuant to the Loan Agreement, Panache pledged to Consilium as collateral (i) all of its equity interests in Wodka (constituting 65.5% of such equity interests) and (ii) its depository account, pursuant to a Pledge and Assignment of Depository Account.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits:

(a)	Financial Statements - Not Applicable

(b)	Pro-Forma Financial Information - Not Applicable

(c)	Shell Company Transactions - Not Applicable

(d)	Exhibits: None.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANACHE BEVERAGE, INC.

Dated: July 2, 2014	By:	/S/ MICHAEL ROMER
Michael Romer
Interim Chief Executive Officer

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